Exhibit 99.1

QUEST DIAGNOSTICS REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS;
UPDATES GUIDANCE FOR 2010

-	Diluted earnings per share of $1.07, 7% above 2009
-	Revenues of $1.9 billion, 1.4% below 2009
-	Full year EPS expected to be between $3.90 and $4.00; full year revenues expected to be approximately 1% below prior year

MADISON, N.J., JULY 21, 2010—Quest Diagnostics Incorporated (NYSE: DGX), the world’s leading provider of diagnostic testing, information and services, announced that for the second quarter ended June 30, 2010, income from continuing operations increased to $195 million, or $1.07 per diluted share, compared to $188 million, or $1.00 per diluted share, in the second quarter of 2009. Results for 2009 included a benefit associated with an insurance recovery of $0.05 per share, offset by charges of $0.04 per share associated with the company’s debt repurchase and an investment writeoff.

Second quarter revenues were $1.9 billion, 1.4% below the prior year level. Clinical testing revenues decreased 1.6% compared to the prior year. Revenue per requisition decreased 0.3% and clinical testing volume, measured by the number of requisitions, decreased 1.3%.

“During the second quarter, Quest Diagnostics grew earnings, but a further slowdown in physician office visits contributed to a decline in our revenues,” said Surya N. Mohapatra, Ph.D., Chairman and Chief Executive Officer. “Our business continues to perform well in a number of areas, including gene-based and esoteric testing, and the long-term trends for our business are extremely favorable. However, revenue softness through the first half has made us more cautious about our full-year outlook, and we have reduced 2010 guidance accordingly. We continue to take actions to accelerate revenue growth, manage our cost structure and invest for the future.”

For the second quarter, operating income improved to $366 million, or 19.5% of revenues, compared to $359 million, or 18.9% of revenues, in 2009. Bad debt expense as a percentage of revenues improved to 3.8% from 4.4% in the prior year. Days sales outstanding improved to 42 days, compared to 43 days a year ago. Cash flow from operations was $209 million. This compared to $9 million of cash used in operations during the second quarter of 2009. Cash flow in 2009 reflected a $308 million payment, or $258 million, net of tax benefits, related to the NID settlement. During the quarter just ended, the company repurchased $175 million of its common shares and made capital expenditures of $49 million.

First Half Performance
For the first six months of 2010, income from continuing operations was $357 million, or $1.96 per diluted share, compared to $357 million, or $1.89 per diluted share for the first half of 2009. Revenues of $3.7 billion decreased 0.8%.

Operating income for the first half of 2010 was $664 million, or 18.1% of revenues, compared to $680 million, or 18.3% of revenues for 2009. Cash provided by operations was $448 million compared to $264 million for 2009. Cash provided by operations in 2009 was reduced by the net impact of the NID settlement. During the first half of 2010, the company repurchased $426 million of its common shares, and made capital expenditures of $89 million.

Outlook for 2010 Updated
The company updated its full year 2010 guidance. Full year earnings per diluted share from continuing operations are expected to be between $3.90 and $4.00, compared to prior expectations of between $4.00 and $4.20. The company expects revenues to be approximately 1% below the prior year. Previously, revenues were expected to grow between 1% and 2%. Operating income is expected to approach 18% of revenues. Cash from operations is expected to be between $1.1 billion and $1.2 billion. Capital expenditures are expected to approximate $200 million.

Quest Diagnostics will hold its second quarter conference call on July 21, 2010 at 8:30 A.M. Eastern Time. A simulcast of the call is available by dialing 415-228-4961, passcode 3214469 and via the Internet at: www.QuestDiagnostics.com/investor. Registered analysts may access the call at: www.streetevents.com. In addition, a replay of the call will be available from 10:30 A.M. on July 21 through midnight on August 21, 2010 to investors in the U.S. by dialing 866-350-3614. Investors outside the U.S. may dial 203-369-0039. No password is required for either number.

About Quest Diagnostics
Quest Diagnostics is the world’s leading provider of diagnostic testing, information and services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at www.QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk” in the company’s 2009 Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Risk Factors” in the Company’s 2010 Quarterly Reports on Form 10-Q and other items throughout the Form 10-K and the company’s 2010 Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

This earnings release, including the attached financial tables, is available online in the Press Room section at www.QuestDiagnostics.com.

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2010 and 2009
(in millions, except per share and percentage data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2010	2009	2010	2009

Net revenues	$1,874.7	$1,901.8	$3,680.2	$3,709.8

Operating costs and expenses:
Cost of services	1,078.9	1,100.2	2,145.3	2,153.7
Selling, general and administrative	419.4	448.8	850.1	873.1
Amortization of intangible assets	9.2	9.4	18.6	18.4
Other operating expense (income), net	1.3	(15.9)	1.7	(15.8)

Total operating costs and expenses	1,508.8	1,542.5	3,015.7	3,029.4

Operating income	365.9	359.3	664.5	680.4

Other income (expense):
Interest expense, net	(36.3)	(36.9)	(72.3)	(76.3)
Equity earnings in unconsolidated joint ventures	7.3	8.4	15.3	17.0
Other expense, net	(7.1)	(9.1)	(1.1)	(11.8)

Total non-operating expenses, net	(36.1)	(37.6)	(58.1)	(71.1)

Income from continuing operations before taxes	329.8	321.7	606.4	609.3
Income tax expense	125.6	123.5	231.0	233.7

Income from continuing operations	204.2	198.2	375.4	375.6
(Loss) income from discontinued operations, net of taxes	(0.2)	0.1	(0.3)	(1.6)

Net income	204.0	198.3	375.1	374.0
Less: Net income attributable to noncontrolling interests	9.3	10.1	18.0	18.7

Net income attributable to Quest Diagnostics	$194.7	$188.2	$357.1	$355.3

Amounts attributable to Quest Diagnostics’ common stockholders:
Income from continuing operations	$194.9	$188.1	$357.4	$356.9
(Loss) income from discontinued operations, net of taxes	(0.2)	0.1	(0.3)	(1.6)

Net income	$194.7	$188.2	$357.1	$355.3

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$1.08	$1.01	$1.98	$1.90
(Loss) income from discontinued operations	—	—	—	(0.01)

Net income	$1.08	$1.01	$1.98	$1.89

Earnings per share attributable to Quest Diagnostics’ common stockholders – diluted:
Income from continuing operations	$1.07	$1.00	$1.96	$1.89
(Loss) income from discontinued operations	—	—	—	(0.01)

Net income	$1.07	$1.00	$1.96	$1.88

Weighted average common shares outstanding:
Basic	178.9	185.3	179.6	187.3
Diluted	180.8	187.0	181.6	188.9

Operating income as a percentage of net revenues	19.5%	18.9%	18.1%	18.3%

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
June 30, 2010 and December 31, 2009
(in millions, except per share data)

	June 30, 2010	December 31, 2009

	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$447.9	$534.3
Accounts receivable, net	869.6	827.3
Inventories	78.4	91.4
Deferred income taxes	133.4	131.8
Prepaid expenses and other current assets	102.0	94.6

Total current assets	1,631.3	1,679.4
Property, plant and equipment, net	804.2	825.9
Goodwill, net	5,063.2	5,083.9
Intangible assets, net	799.8	823.7
Other assets	183.3	150.7

Total assets	$8,481.8	$8,563.6

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$824.4	$888.7
Current portion of long-term debt	171.1	170.5

Total current liabilities	995.5	1,059.2
Long-term debt	2,973.8	2,936.8
Other liabilities	565.6	556.2
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized at both June 30, 2010 and December 31, 2009; 214.2 shares and 214.1 shares issued at June 30, 2010 and December 31, 2009, respectively	2.1	2.1
Additional paid-in capital	2,290.8	2,302.4
Retained earnings	3,537.9	3,216.6
Accumulated other comprehensive loss	(48.2)	(21.0)
Treasury stock, at cost; 37.0 shares and 30.8 shares at June 30, 2010 and December 31, 2009, respectively	(1,858.3)	(1,510.5)

Total Quest Diagnostics stockholders’ equity	3,924.3	3,989.6
Noncontrolling interests	22.6	21.8

Total stockholders’ equity	3,946.9	4,011.4

Total liabilities and stockholders’ equity	$8,481.8	$8,563.6

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2010 and 2009
(in millions)
(unaudited)

	Six Months Ended June 30,

	2010	2009

Cash flows from operating activities:
Net income	$375.1	$374.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	126.3	130.0
Provision for doubtful accounts	148.4	165.4
Deferred income tax (benefit) provision	(3.7)	57.0
Stock compensation expense	28.6	33.2
Excess tax benefits from stock-based compensation arrangements	—	(1.8)
Other, net	11.2	9.5
Changes in operating assets and liabilities:
Accounts receivable	(193.2)	(228.4)
Accounts payable and accrued expenses	(84.6)	(7.8)
Settlement and other special charges	—	(308.1)
Income taxes payable	41.8	8.1
Other assets and liabilities, net	(1.6)	32.5

Net cash provided by operating activities	448.3	263.6

Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(12.1)
Capital expenditures	(88.8)	(76.0)
Increase in investments and other assets	(3.2)	(6.0)

Net cash used in investing activities	(92.0)	(94.1)

Cash flows from financing activities:
Proceeds from borrowings	—	510.0
Repayments of debt	(1.5)	(511.2)
Purchases of treasury stock	(425.8)	(250.0)
Exercise of stock options	40.2	17.2
Excess tax benefits from stock-based compensation arrangements	—	1.8
Dividends paid	(36.4)	(37.6)
Distributions to noncontrolling interests	(16.8)	(14.5)
Other financing activities	(2.4)	(19.8)

Net cash used in financing activities	(442.7)	(304.1)

Net change in cash and cash equivalents	(86.4)	(134.6)

Cash and cash equivalents, beginning of period	534.3	253.9

Cash and cash equivalents, end of period	$447.9	$119.3

Cash paid during the period for:
Interest	$56.4	$76.9
Income taxes	$197.1	$167.5

Notes to Financial Tables

1)	The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,

	2010	2009	2010	2009

	(in millions, except per share data)
Amounts attributable to Quest Diagnostics’ common stockholders:
Income from continuing operations	$194.9	$188.1	$357.4	$356.9
(Loss) income from discontinued operations, net of taxes	(0.2)	0.1	(0.3)	(1.6)

Net income available to common stockholders	$194.7	$188.2	$357.1	$355.3

Income from continuing operations	$194.9	$188.1	$357.4	$356.9
Less: Earnings allocated to participating securities	(0.9)	(0.6)	(1.6)	(0.9)

Earnings available to Quest Diagnostics’ common stockholders – basic and diluted	$194.0	$187.5	$355.8	$356.0

Weighted average common shares outstanding - basic	178.9	185.3	179.6	187.3

Effect of dilutive securities:
Stock options and performance share units	1.9	1.7	2.0	1.6

Weighted average common shares outstanding - diluted	180.8	187.0	181.6	188.9

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$1.08	$1.01	$1.98	$1.90
(Loss) income from discontinued operations	—	—	—	(0.01)

Net income	$1.08	$1.01	$1.98	$1.89

Earnings per share attributable to Quest Diagnostics’ common stockholders - diluted:
Income from continuing operations	$1.07	$1.00	$1.96	$1.89
(Loss) income from discontinued operations	—	—	—	(0.01)

Net income	$1.07	$1.00	$1.96	$1.88

2)

Results for the six months ended June 30, 2010 include $17.3 million of pre-tax charges, or $0.06 per diluted share, principally associated with workforce reductions in the first quarter of 2010. Of these costs, $4.5 million and $12.8 million, respectively, were included in cost of services and selling, general and administrative expenses. In addition, we estimate that the impact of severe weather in the first quarter of 2010 adversely affected the comparison of operating income for the six months ended June 30, 2010 to the prior year period by $14.3 million, or $0.05 per diluted share.

Other operating expense (income), net represents miscellaneous income and expense items related to operating activities including gains and losses associated with the disposal of operating assets and provisions for restructurings and other special charges. For the three and six months ended June 30, 2009, other operating expense (income), net includes a $15.5 million gain associated with an insurance settlement for storm related losses.

3)

Other expense, net represents miscellaneous income and expense items related to non-operating activities, such as gains and losses associated with investments and other non-operating assets. For the three months ended June 30, 2010, other expense, net includes losses of $3.9 million associated with investments held in trusts pursuant to our supplemental deferred compensation plans and a loss of $3.3 million from investments. For the six months ended June 30, 2010, other expense, net reflects a net gain of $0.7 million from investments and net losses of $1.4 million associated with investments held in trusts pursuant to our supplemental deferred compensation plans.

For the three and six months ended June 30, 2009, other expense, net includes gains of $4.3 million and $2.5 million, respectively, associated with investments held in trusts pursuant to our supplemental deferred compensation plans. Additionally, for the three and six months ended June 30, 2009, other expense, net includes a charge of $7.0 million associated with the write-down of an investment and a charge of $6.3 million associated with the early extinguishment of debt.

4)

For the three months ended June 30, 2010, the Company repurchased 3.3 million shares of its common stock at an average price of $53.36 per share for $175 million. For the six months ended June 30, 2010, the Company repurchased 7.7 million shares of its common stock at an average price of $55.00 per share for $426 million.

For the three and six months ended June 30, 2010, the Company reissued 0.6 million shares and 1.6 million shares, respectively, for employee benefit plans. At June 30, 2010, $324 million of share repurchase authorization remained available.

5)

For the six months ended June 30, 2009, cash flows from operating activities includes second quarter 2009 payments totaling $308 million in connection with the NID settlement or $258 million net of an associated reduction in estimated tax payments.